Exhibit 10.2

SPONSORED RESEARCH AGREEMENT

between

TENSIODYNE CORPORATION
(SPONSOR)

and

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA
(PENN)

SPONSORED RESEARCH AGREEMENT

This Sponsored Research Agreement ("AGREEMENT") is made by and between The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation ("PENN"), with offices located at Suite 300, 133 South 36th Street, Philadelphia, PA 19104-3246, and Tensiodyne Corporation, a corporation organized and existing under the laws of Delaware ("SPONSOR"), having a place of business at Los Angeles, California.

This AGREEMENT is effective as of the ____day of July, 1993 ("EFFECTIVE DATE").

RECITALS

WHEREAS, the SPONSOR desires to fund the research of Dr. Campbell Laird of PENN's School of Engineering in fatigue properties of metals;

WHEREAS, the Sponsor desires to support such research conducted by PENN in accordance with the terms and conditions of this AGREEMENT;

WHEREAS, the research program contemplated by this AGREEMENT is of mutual interest to SPONSOR and PENN and furthers the educational, scholarship and research objectives of PENN as a nonprofit, tax-exempt educational institution and may benefit both SPONSOR and PENN through the creation or discovery of new inventions;

NOW, THEREFORE, in consideration of the premises and of the promises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1. DEFINITIONS

1.1  CONFIDENTIAL INFORMATION means PENN INTELLECTUAL PROPERTY and any information or materials in tangible form that is marked as confidential or proprietary to PENN at the time it is delivered to SPONSOR, and any other information that is furnished orally if PENN identifies such information as confidential or proprietary when it is disclosed and promptly confirms such designation in writing within thirty (30) days after such disclosure.

1.2.  EFFECTIVE DATE means the first date written above.

1.3  LICENSE AGREEMENT means the License Agreement between the SPONSOR and PENN of even date herewith.

1.4  PENN INTELLECTUAL PROPERTY means and includes all technical information, inventions, trade secrets, developments, discoveries, software, know-how, methods, techniques, formulae, data, processes and other proprietary ideas, whether or not patentable or copyrightable, that are first conceived, discovered, developed or reduced to practice in the conduct of the SPONSORED RESEARCH.

1.5  PRINCIPAL INVESTIGATOR is Dr. Campbell Laird who has agreed to serve as PRINCIPAL INVESTIGATOR for the SPONSORED RESEARCH and shall be responsible for the administration and supervision of the SPONSORED RESEARCH.

1.6  SPONSORED RESEARCH means the research program described in Attachment A to this AGREEMENT.

ARTICLE 2. SPONSORED RESEARCH

2.1  PENN shall commence the SPONSORED RESEARCH promptly after the EFFECTIVE DATE of this AGREEMENT and upon payment by SPONSOR of any funds owed, and shall use reasonable efforts to conduct such SPONSORED RESEARCH substantially in accordance with the terms and conditions of this AGREEMENT. SPONSOR acknowledges that PENN and the PRINCIPAL INVESTIGATOR shall have the freedom to conduct and supervise the SPONSORED RESEARCH in a manner consistent with PENN's research mission.  This AGREEMENT shall not be construed to limit the freedom of individuals participating in the SPONSORED RESEARCH to engage in any other research.

2.2  If the services of the PRINCIPAL INVESTIGATOR become unavailable to PENN for any reason, PENN shall be entitled to designate another member of its faculty who is acceptable to both parties to serve as the PRINCIPAL INVESTIGATOR of the SPONSORED RESEARCH.  If a substitute PRINCIPAL INVESTIGATOR has not been designated within sixty (60) days after the original PRINCIPAL INVESTIGATOR ceases his or her services under this AGREEMENT, either party may terminate this AGREEMENT upon written notice thereof to the other party, subject to the provisions of Article 7.

ARTICLE 3. TERM OF AGREEMENT

3.1  The initial term of this AGREEMENT shall begin on the EFFECTIVE DATE of this AGREEMENT and shall end on July _, 1995 unless terminated sooner pursuant to Sections 2.2 or 8.1 hereof.  This AGREEMENT may be extended or renewed only by the parties' mutual written agreement, which shall be incorporated as an attached to this AGREEMENT.

ARTICLE 4. REIMBURSEMENT OF COSTS, PAYMENTS

4.1  SPONSOR agrees to reimburse PENN for all direct and indirect costs incurred in the conduct of the SPONSORED RESEARCH in an amount not to exceed the total amount of $200,000.00 as set forth in Attachment A. SPONSOR acknowledges that this amount is a good faith estimate only and not a guarantee of the cost to conduct the SPONSORED RESEARCH.  If at any time PENN determines that it will require additional funds for the SPONSORED RESEARCH, it shall notify SPONSOR and provide an estimate of the additional amount.  SPONSOR shall not be liable for any costs in excess of the amount of $200,000.00 as set forth in Attachment A unless it has agreed in writing to provide additional funds.

4.2  SPONSOR agrees to make payments to PENN at the rate of $11,112 per month for eighteen months beginning October 15, 1995.  All payments are to be made by check payable in United States dollars, to "The Trustees of the University of Pennsylvania", and sent to the address set forth in Section 10.5.

4.3  PENN shall maintain accurate records and books of account relating to this AGREEMENT in accordance with accepted accounting practices, and shall make such records and books available to SPONSOR upon reasonable notice during PENN's normal business hours, but not more frequently than once each calendar year.

4.4  SPONSOR agrees that title to any equipment, laboratory animals, or any other materials made or acquired with funds provided under this AGREEMENT shall vest in PENN, and such equipment, animals, or materials shall remain the property of PENN following termination of this AGREEMENT.

ARTICLE 5. INTELLECTUAL PROPERTY

5.1  Prosecution of Patent Applications and Maintenance of Patents

5.1.1  PENN agrees to provide promptly to SPONSOR a complete written disclosure of any PENN INTELLECTUAL PROPERTY reasonably considered patentable.  SPONSOR agrees to advise PENN, no later than thirty (30) days after receipt of such disclosure, whether it requests PENN to file and prosecute a United States patent application related to such PENN INTELLECTUAL PROPERTY.  If SPONSOR does not request PENN to file and prosecute a patent application, PENN may proceed with such preparation and prosecution at its own cost and expense; but such patent applications shall be excluded from SPONSOR's right under the License Agreement.

5.1.2  The mutual rights and obligations of the parties with respect to filing, maintenance and prosecution of patents and patent applications respecting PENN's INTELLECTUAL PROPERTY shall be as set forth in the LICENSE AGREEMENT.

5.2  The preparation, prosecution, and maintenance of copyright, trademark and other intellectual property applications for the PENN INTELLECTUAL PROPERTY shall be subject to the provisions of Section 5.1.

5.3  PENN shall retain all right, title and interest in and to the PENN INTELLECTUAL PROPERTY and any patents, copyrights and other intellectual property protections related thereto, regardless of which party prepares and prosecutes the applications associated therewith, or maintains any resulting patents, copyrights or other intellectual property protections, subject to any express license granted to SPONSOR under the LICENSE AGREEMENT.

ARTICLE 6. CONFIDENTIALITY

The rights and obligations of the parties respecting Confidential Information of the parties received pursuant to this Agreement shall be as set forth in the License Agreement.

ARTICLE 7. PUBLICATION, USE OF NAME

7.1  SPONSOR acknowledges that the basic objective of research activities at PENN is the generation of new knowledge and its expeditious dissemination. To further that objective, PENN retains the right, at its discretion, to demonstrate, publish or publicize a description of the results of the SPONSORED RESEARCH, subject to the provisions of Section 8.2 below.

7.2  Should the PRINCIPAL INVESTIGATOR desire to disclose publicly, in writing or by oral presentation, the results of the SPONSORED RESEARCH, the PRINCIPAL INVESTIGATOR shall notify SPONSOR and PENN in writing of his or her intention at least thirty (30) days before such disclosure.  The PRINCIPAL INVESTIGATOR shall include with such notice a description of the oral presentation or, in the case of a manuscript or other proposed written disclosure, a current draft of such written disclosure.  SPONSOR may request PENN, no later than thirty (30) days following the receipt of such notice, to file a patent, copyright or other application related to PENN INTELLECTUAL PROPERTY contained in such disclosure.  All such filings shall be subject to the provisions of ARTICLE 5 of this Agreement.  Upon receipt of such request, PENN and the PRINCIPAL INVESTIGATOR shall arrange a short delay in publication not to exceed sixty (60) days, to permit filing of a patent application, copyright or other application by PENN.

7.3  PENN agrees not to use the SPONSOR's name without the SPONSOR's prior written consent except that PENN may acknowledge the SPONSOR's funding of this SPONSORED RESEARCH in scientific publications and in listings of SPONSORED RESEARCH projects.  SPONSOR agrees not to use PENN's name, or the name of any trustee, officer, faculty member, student or employee thereof, except in a manner consistent with the provisions of the LICENSE AGREEMENT.

ARTICLE 8. TERMINATION

8.1  In addition to the termination right set forth in Section 2.2 hereof, either party may terminate this AGREEMENT effective upon written notice to the other party, if the other party breaches any of the terms or conditions of this AGREEMENT and fails to cure such breach within sixty (60) days after receiving written notice thereof.

8.2  This AGREEMENT shall automatically terminate upon the occurrence of a Bankruptcy Event, as defined in the LICENSE AGREEMENT.

8.3  In addition, either party may terminate this AGREEMENT for any reason upon ninety (90) days prior written notice to the other party.

8.4  In the event of termination of this AGREEMENT prior to its stated term whether for breach or for any other reason whatsoever, PENN shall be entitled to retain from the payments made by SPONSOR prior to termination PENN's reasonable costs of concluding the work in progress.  Allowable costs include, without limitation, all costs or noncancellable commitments incurred prior to the receipt, or issuance, by PENN of the notice of termination, and the full cost of each student and faculty member supported hereunder through the end of such commitments.  In the event of termination, PENN shall submit a final report of all costs incurred and all funds received under this AGREEMENT within sixty (60) days after the effective termination date.  The report shall be accompanied by a check in the amount of any excess of funds advanced over costs and allowable commitments incurred.  In case of a deficit of funds, the SPONSOR agrees to pay PENN the amount needed to cover costs and allowable commitments incurred by PENN under this AGREEMENT.

8.5  Termination of this AGREEMENT shall not affect the rights and obligations of the parties accrued prior to termination hereof.  The provisions of ARTICLES

5, entitled "Intellectual Property"; 9, entitled "Disclaimer of Warranties, Indemnification"; and 10, entitled "Additional Provisions", shall survive such termination.

ARTICLE 9. DISCLAIMER OF WARRANTIES, INDEMNIFICATION

9.1  PENN MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, WARRANTIES WITH RESPECT TO THE CONDUCT, COMPLETION, SUCCESS OR PARTICULAR RESULTS OF THE SPONSORED RESEARCH, OR THE CONDITION OF ANY INVENTION(S) OR PRODUCT(S), WHETHER TANGIBLE OR INTANGIBLE, CONCEIVED, DISCOVERED, OR DEVELOPED UNDER THIS AGREEMENT, OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE SPONSORED RESEARCH OR ANY SUCH INVENTION OR PRODUCT.  PENN SHALL NOT BE LIABLE FOR ANY DIRECT, CONSEQUENTIAL, PUNITIVE OR OTHER DAMAGES SUFFERED BY SPONSOR OR ANY OTHER PERSON RESULTING FROM THE SPONSORED RESEARCH OR THE USE OF ANY SUCH INVENTION OR PRODUCT.

9.2  SPONSOR agrees to defend, indemnify and hold harmless PENN, the PRINCIPAL INVESTIGATOR and any of PENN's faculty, students, employees, trustees, officers, affiliates and agents (hereinafter referred to collectively as the "INDEMNIFIED PERSONS") from and against any and all liability, claims, lawsuits, losses, damages, costs or expenses (including documented attorneys' fees), which the INDEMNIFIED PERSONS may hereafter incur, suffer or be required to pay as a result of SPONSOR'S use of the results of SPONSORED RESEARCH or any PENN INTELLECTUAL PROPERTY or as a result any breach of this AGREEMENT or any wrongful act or omission of SPONSOR, its employees, affiliates, contractors, licensees or agents.  PENN shall notify SPONSOR upon learning of the institution or threatened institution of any such liability, claims, lawsuits, losses, damages, costs and expenses and PENN shall cooperate with SPONSOR in every proper way in the defense or settlement thereof at SPONSOR'S request and expense.

ARTICLE 10.  ADDITIONAL PROVISIONS

10.1 In the event that a party to this AGREEMENT perceives the existence of a dispute with the other party concerning any right or duty provided for herein, the parties shall, as soon as practicable, confer in an attempt to resolve the dispute.  In the event that resolution of the dispute is not forthcoming, the parties shall consult with a view toward submitting the dispute to mediation or arbitration under mutually acceptable terms.  There is no enforceable obligation to enter into mediation or arbitration conferred by this paragraph.

10.2 No rights hereunder may be assigned by SPONSOR, directly or by merger or other operation of law, except in a manner consistent with the terms of the LICENSE AGREEMENT limiting such assignments.  Any prohibited assignment of this AGREEMENT or the rights hereunder shall be null and void.  No assignment shall relieve SPONSOR of responsibility for the performance of any accrued obligations which it has prior to such assignment.  This AGREEMENT shall inure to the benefit of permitted assigns of SPONSOR.

10.3 A waiver by either party of a breach or violation of any provision of this AGREEMENT will not constitute or be construed as a waiver of any subsequent breach or violation of that provision or as a waiver of any breach or violation of any other provision of this AGREEMENT.

10.4 Nothing herein shall be deemed to establish a relationship of principal and agent between PENN and SPONSOR, nor any of their agents or employees for any purpose whatsoever.  This AGREEMENT shall not be construed as constituting PENN and SPONSOR as partners, or as creating any other form of legal association or arrangement which would impose liability upon one party for the act or failure to act of the other party.

10.5 Notices, payments, statements, reports and other communications under this AGREEMENT shall be writing and shall be deemed to have been received as of the date dispatched if sent by public courier (e.g. Federal Express) or by express mail, return receipt requested and addressed as follows:

If to PENN:

Office of Research Administration
University of Pennsylvania
133 South 36th Street, Suite 300
Philadelphia, PA 19104-3246
Attn:   Executive Director

Office of General Counsel
 221 College Hall
University of Pennsylvania
Philadelphia, PA 19104-6303
Attn: General Counsel

If to SPONSOR:

Tensiodyne Corporation
11835 West Olympic Boulevard
East Tower, Suite 705
West Los Angeles, California 90064

cc:  Stephen M. Goodman, Esquire
       Wolf, Block, Schorr and Solis-Cohen
       12th Floor Packard Building
       S.E. Cor. 15th & Chestnut Streets
       Philadelphia, PA 19102-2678

10.6 This AGREEMENT embodies the entire understanding between the parties relating to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral.  This AGREEMENT may not be varied except by a written document signed by duly authorized representatives of both parties.

10.7 Any of the provisions of this AGREEMENT which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof or affecting the validity or unenforceability of any of the terms of this AGREEMENT in any other jurisdiction.

10.8 The headings and captions used in this AGREEMENT are for convenience of reference only and shall not affect its construction or interpretation.

10.9 Nothing in this AGREEMENT, express or implied, is intended to confer on any person other than the parties hereto or their permitted assigns, any benefits, rights or remedies.

10.10 This AGREEMENT shall be construed and governed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to conflict of law provisions.

10.11 PENN and SPONSOR shall not discriminate against any employee or applicant for employment because of race, color, sex, sexual or affectional preference, age, religion, national or ethnic origin, or handicap.

10.12 Neither party shall be liable for any failure to perform as required by this AGREEMENT to the extent such failure to perform is due to circumstances reasonably beyond such party's control, including, without limitation, labor disturbances or labor disputes of any kind, accidents, failure of any governmental approval required for full performance, civil disorders or commotions, acts of aggression, acts of God, energy or other conservation measures imposed by law or regulation, explosions, failure of utilities, mechanical breakdowns, material shortages, disease, or other such occurrences.

10.13 All rights granted to SPONSOR by this AGREEMENT are contingent upon compliance with United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and all other export controlled commodities.  These laws include, but are not limited to, the Arms Export Control Act and the Export Administration Act as they may be amended. SPONSOR shall not, directly or indirectly, export any export controlled commodities, which are subject to this AGREEMENT, unless the required authorization and/or license is obtained from the proper government agency(ies) prior to export.  By granting rights in this AGREEMENT, PENN does not represent that export authorization or an export license will not be necessary or, if necessary, that such authorization or export license will be granted.

IN WITNESS WHEREOF, the duly authorized representatives of the parties hereby execute this AGREEMENT as of the date first written above.

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA	[SPONSOR]

By: /s/ Stephen M. Sammut	By: /s/ Robert M. Bernstein

Name: Stephen M. Sammut	Name: Robert M. Bernstein

Title: Managing Director	Title: PRES.

Date: August 26, 1993	Date: 9/9/93

(signatures continued on next page)

Acknowledged and Agreed to by
PRINCIPAL INVESTIGATOR:

By: /s/ Campbell Laird

Date: Aug 31, 93

Attachment A

Summary of SPONSORED RESEARCH

Work Scope

1)   Details of Program - See Attachment B

PRINCIPAL INVESTIGATOR Campbell Laird

Representative of SPONSOR

1)   Name: Robert M. Bernstein

2)   Phone Number: (310) 208-5589

Period of Performance August 1, 1993 to July 31, 1995

Report Schedule Every sixty (60) days

Final report within thirty (30) days after termination

Budget:  See Attachment C